CONSOLIDATED AMENDMENT NO. 1
			 Exhibit  10.1
			       TO
		  LOAN AND SECURITY AGREEMENT


   THIS CONSOLIDATED AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT ("Amendment"), dated this 13th day of March, 1996, made by and between FLEET CAPITAL CORPORATION (formerly known as Shawmut Capital Corporation and successor by assignment from Barclays Business Credit, Inc.), a Connecticut corporation (the "Lender"); and COMDIAL CORPORATION ("Parent") and its wholly-owned subsidiaries AMERICAN TELECOMMUNICATIONS CORPORATION ("ATC"), AMERICAN PHONE CENTERS, INC. ("APC"), COMDIAL ENTERPRISE SYSTEMS, INC. ("CES"), COMDIAL TELECOMMUNICATIONS INTERNATIONAL, INC. ("CTII"), SCOTT TECHNOLOGIES CORPORATION ("STC"), COMDIAL CUSTOM MANUFACTURING, INC. ("CCM"), COMDIAL VIDEO TELEPHONY, INC. ("CVT"), COMDIAL TECHNOLOGY CORPORATION ("CTC"), COMDIAL TELECOMMUNICATIONS, INC. ("CTI"), and CTI's wholly-owned subsidiaries, COMDIAL BUSINESS COMMUNICATIONS CORPORATION ("CBCC"), and COMDIAL CONSUMER COMMUNICATIONS CORPORATION ("CCCC"; Parent, ATC, APC, CES, CTII, STC, CCM, CVT, CTC, CTI, CBCC and CCCC being hereinafter referred to collectively as the "Borrowers" and, individually, as a "Borrower"), each a Delaware corporation, to the Loan and Security Agreement, dated February 1, 1994 (as amended, modified, restated or supplemented from time to time, the "Loan Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.

	RECITALS

	A. Pursuant to the Loan Agreement, the Lender has agreed to make loans and extend credit to the Borrowers secured by the Collateral and the Realty.

	B. The Loan Agreement was previously amended by a certain First Amendment thereto, dated April 29, 1994, by a certain
Second Amendment thereto, dated January 23, 1995, and by Third
Amendment thereto, dated March 31, 1995 (such previous three amendments being herein called the "Previous Amendments").

	C. The Borrowers and the Lender now desire to further amend the Loan Agreement.

	D. The Borrowers and the Lender also desire to eliminate certain amendments to the Loan Agreement that were set forth in the Previous Amendments by omitting the same from this Amendment and to restate and consolidate in this Amendment all amendments to the Loan Agreement that are effective on and as of the date hereof.

	E. To accomplish the foregoing, the Borrowers and the Lender have agreed to amend the Loan Agreement as set forth herein.

	STATEMENT OF AGREEMENT

	NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Borrowers and the Lender hereby agree as follows:

	ARTICLE I

	AMENDMENTS TO LOAN AGREEMENT

	The Loan Agreement is hereby amended as follows:

	1.1.    Previous Amendments.  The amendments to the Loan
Agreement set forth in the Previous Amendments are eliminated and terminated.

	1.2. Definitions. Section 1.1, Defined Terms, is hereby amended by making the following changes:

		(a)     The following definitions are added:

		Acquisition Loan Borrowing Date - the date on which all of the conditions set forth in this Agreement are satisfied and Lender makes an Acquisition Loan to Borrowers.

		Acquisition Loan Commitment - the sum of $10,000,000.

		Acquisition Loans - the aggregate of the Loans made by Lender as provided in Section 2.1(C) of this Agreement.

		Acquisition Note - each Acquisition Note to be executed by Borrowers on or about each Acquisition Loan Borrowing Date in favor of Lender to evidence an Acquisition Loan, which shall be in the form of Exhibit A-1 to this Agreement.

		Adjusted LIBOR Rate - with respect to each Interest Period for a LIBOR Rate Advance, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of (i) the LIBOR Rate in effect for such Interest Period divided by (ii) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves (to the extent such Statutory Reserves are established by Lender or Bank or their respective bank holding company).

		Advance - any principal amount advanced and remaining outstanding at any time with respect to the Loans, which advance shall be made or outstanding as a Base Rate Advance or a LIBOR
Rate Advance.

		Applicable Margin - shall mean (i) for the period from the date of the effectiveness of the First Consolidated Amendment to this Agreement to the first Reset Date, with respect to any Base Rate Advance, zero percent (0%) per annum, and in the case of any LIBOR Rate Advance, two percent (2%) per annum, and (ii) for the period from the first Reset Date through the next Reset
Date, the number of percentage points as determined under the following matrix applicable to a Base Rate Advance or LIBOR Rate Advance with respect to the Total Debt/EBITDA Ratio calculated as of the end of the immediately preceding fiscal year:

			    Applicable Margin   Applicable
Margin
Total Debt/EBITDA Ratio for Base Rate Advances For LIBOR Rate
Advances

Less than 2.6 to 1.0  minus one-half percent                    1.50%
						  (.5%)

2.6 to 1.0 or greater minus one-quarter percent                 1.75%
less than 2.7 to 1.0                  (.25%)

2.7 to 1.7 or greater but                    0%
	2.00%
less than 2.9 to 1.0

2.9 to 1.0 or greater but                .25%
2.25%
less than 3.0 to 1.0

3.0 to 1.0 or greater                            .50%
2.50%

		Base Rate Advance - an Advance made or continued as a Loan or portion of a Loan bearing interest based on the Base Rate as provided in Section 3.1 of this Agreement.

		Board of Governors - the Board of Governors of the Federal Reserve System of the United States.

		Borrowers - all of the Borrowers defined in the preamble to this Agreement and each New Borrower and Borrower shall refer to one of them.

		Commitments - at any date, Lender's Revolving Credit Loan Commitment, Equipment Loan Commitment and Acquisition Loan
Commitment.

		Dollar - and the sign $ shall refer to the currency of the United States of America.

		EBITDA - with respect to any fiscal period, the sum of
(i) Consolidated Adjusted Net Earnings From Operations for such fiscal period, plus (ii) interest, income taxes, depreciation and amortization expenses of Parent and its Subsidiaries for such fiscal period which were subtracted from earnings in calculating
Consolidated Adjusted Net Earnings From Operations for such fiscal period.

		Eligible Equipment - new or used Equipment which (i) has been purchased by a Borrower, (ii) has been delivered to and accepted by such Borrower, and (iii) is subject to Lender's duly perfected first priority Lien and no other Lien that is not a Permitted Lien.

		Equipment Loan Commitment - the sum of $3,500,000.

		Equipment Loans - the aggregate of the Loans made by Lender as provided in Section 2.1(B) of this Agreement.

		Equipment Note - each Equipment Note to be executed by Borrowers on or about each Equipment Loan Borrowing Date in favor of Lender to evidence an Equipment Loan, which shall be in the form of Exhibit A-2 to this Agreement.

		Equipment Purchase Price - the invoice price, exclusive of any applicable sales tax, inspection, installation, transportation or freight costs, of Eligible Equipment purchased by a Borrower after the effectiveness of the First Consolidated
Amendment to this Agreement for which Lender, upon Borrowers' request, provides an Equipment Loan in accordance with this Agreement.

		Equipment Loan Borrowing Date - the date on which all of the conditions set forth in this Agreement are satisfied and Lender makes an Equipment Loan to Borrowers.

		Eurocurrency Liabilities - shall have the meaning ascribed thereto in Regulation D.

		Expiration Date - the date on which this Agreement is terminated by Lender or Borrower pursuant to 3.6 hereof.

		First Consolidated Amendment - the Consolidated
Amendment No. 1 to this Agreement dated March 13, 1996.

		First Equipment Loan - the equipment loan to be made by Lender to Borrowers upon the effectiveness of the First
Consolidated Amendment to this Agreement to be used to pay and satisfy in full Borrowers' $1,300,000 Term Note II, dated April
29, 1994, as amended by First Modification thereto, dated March
31, 1995, previously issued by Borrowers to Lender pursuant to this Agreement.

		First Equipment Note - the Equipment Note to be executed by Borrowers upon the effectiveness of the First
Consolidated Amendment to this Agreement evidencing the First
Equipment Loan.

		Interest Period - as defined in Section 3.1(C) of this Agreement.

		Letter of Credit - any letter of credit issued by Lender or any of Lender's Affiliates for the account of a Borrower.

		Letter of Credit Amount - at any time, the aggregate undrawn face amount of all Letters of Credit and Letter of Credit
Guaranties then outstanding.

		Letter of Credit Guaranty - any guaranty issued by Lender pursuant to which Lender shall guarantee the payment or performance by a Borrower of its reimbursement obligations under a Letter of Credit.

		Letter of Credit Obligations - that portion of the Obligations constituting Borrowers' joint and several obligation to reimburse Lender for all amounts paid by Lender under or with respect to a Letter of Credit or Letter of Credit Guaranty.

		LIBOR Rate - the rate at which Dollar deposits approximately equal in principal amount to the LIBOR Rate Advance for which the LIBOR Rate is being determined and for a maturity comparable to the Interest Period for which such LIBOR Rate will apply are offered to Bank in immediately available funds in the London Interbank Market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

		LIBOR Rate Advance - an Advance made or continued as a Loan or a portion of a Loan bearing interest based on the Adjusted LIBOR Rate as provided in Section 3.1 of this Agreement.

		New Borrower - a Subsidiary of Parent or any of its Subsidiaries which, after the effectiveness of the First Consolidated Amendment to this Agreement, is acquired or formed as part of a Permitted Acquisition and shall become a party to this Agreement and the other Loan Documents, and be permitted to borrow hereunder, by the execution and delivery of a New Borrower Assumption Agreement.

		New Borrower Assumption Agreement - an Assumption
Agreement substantially in the form of Exhibit U to this Agreement to be executed upon the consummation of a Permitted
Acquisition by all of the then Borrowers and the New Borrower that is acquired or formed as a part of such Permitted
Acquisition.

		New Borrower Pledge Agreement - a Pledge Agreement substantially in the form of Exhibit V to this Agreement to be executed upon the consummation of a Permitted Acquisition by the Borrower that is the owner of all of the issued and outstanding Voting Stock of the New Borrower that is acquired or formed as a part of such Permitted Acquisition.

		Notes - each Equipment Note and each Acquisition Note or all or any of them as the context may require.

		Notice of Borrowing - as defined in Section 3.2(A) of this Agreement.

		Notice of Conversion/Continuation - as defined in
Section 3.2(C) of this Agreement.

		Overadvance Condition - at any date, a condition such that the principal amount of the Revolving Credit Loans outstanding to Borrowers on such date exceeds the Borrowing Base at such date.

		Permitted Acquisition - an acquisition by a Borrower of substantially all of the Property or the Voting Stock of a Person for which each of the conditions precedent set forth in Section
10.5 hereof are satisfied, regardless of whether an Acquisition
Loan is made by Lender in connection with such acquisition.

		Reset Date - the first day of the month following Lender's receipt of the audited financial statements of Parent and its Subsidiaries for a fiscal year, commencing with the fiscal year ending December 31, 1996, as required to be delivered to Lender pursuant to Section 9.1(J) of this Agreement.

		Revolving Credit Loan Commitment - the sum of
$12,500,000.

		Statutory Reserves - on any date, the percentage (expressed as a decimal) established by the Board of Governors which is the then stated maximum rate for all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect to Eurocurrency Liabilities (or any successor category of liabilities under Regulation D). Such reserve percentage shall include, without limitation, those imposed pursuant to Regulation D. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage. The Statutory Reserves on the effective date to the First Consolidated Amendment to this Agreement are zero (0).

		Total Debt/EBITDA Ratio - with respect to any fiscal period, the ratio of (i) Indebtedness of Parent and its Subsidiaries at the end of such period calculated on a Consolidated Basis, to (ii) EBITDA for such fiscal period.


		(b) The definition of "Consolidated Adjusted Tangible Net Worth" is amended in its entirety to read as follows:

		"Consolidated Adjusted Tangible Net Worth - at any date, a sum equal to:

			(i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the Consolidated Adjusted Tangible
Assets of a Person would be shown on a balance sheet at such date in accordance with GAAP,

	MINUS

			(ii) the amount at which such Person's liabilities (other than capital stock and surplus) would be shown on such balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities that would be accrued under GAAP.

	PLUS

			(iii) the amount of Subordinated Debt shown on such balance sheet in accordance with GAAP at such date."

		(c) The definition of "Bank" is amended in its entirety to read as follows:

			"Bank - Fleet Bank Connecticut, N.A., a national banking association."

		(d) The definition of "Borrowing Base" is amended in its entirety to read as follows:

		"Borrowing Base - at any date of the determination thereof, an amount equal to the lesser of: (i) the Revolving Credit Loan Commitment less the aggregate amount of Letter of Credit Obligations outstanding at such date; or (ii) the sum of:

			(a) eighty-five percent (85%) of the net amount of Eligible Accounts outstanding at such date,

	PLUS

			(b) the lesser of (A) $8,500,000 or (B) the sum of forty percent (40%) of the value of Eligible Inventory at such date, calculated on the basis of lower of cost or market with cost calculated on a first-in, first-out basis,

	MINUS

			(c) the amount of any fees, costs or other charges due to Lender under any of the Loan Documents which Lender has paid and which have not become a Revolving Credit
Loan.

		For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of any such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances, or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time; provided, however, for the purposes of making the foregoing calculations, (i) with respect to the Major Account Debtor Volume Discount, only such portion thereof as shall be earned and not paid by Borrowers shall be deducted from the face amount of Eligible Accounts owing by the Major Account Debtors and (ii) the Major Account Debtor Prompt Pay Discount shall not be deducted from the face amount of Eligible Accounts owing by the Major Account Debtors."

		(e) The definition of "Default Rate" is amended in its entirety to read as follows:

		"Default Rate - as defined in Section 3.1(E) of this Agreement."

		(f) The definition of "Eligible Inventory" is amended by deleting clauses (i), (ii) and (iii) thereof in their entirety and by substituting in lieu thereof the following:

		"(i) consists of raw materials, work-in-process (specifically including up to $1,000,000 of that subcategory of work-in-process Inventory denominated on the records of Borrowers as "defective products") and finished goods, (ii) is in good, new and salable condition, (iii) has not been on hand for more than twenty-four (24) months,"

		(g) The definition of "Loans" is amended in its entirety to read as follows:

		"Loans - the Revolving Credit Loans, the Equipment Loans and the Acquisition Loans, and Loan shall refer to one of them."

		(h) The definition of "Revolving Credit Loan" is amended in its entirety to read as follows:

		"Revolving Credit Loans - the aggregate of the Loans made by Lender as provided in Section 2.1(A) of this Agreement."

		(i) The following definitions are deleted in their entirety:



				Average Monthly Loan Balance
				Environmental Reserve
				Loan Year
				Minimum Loan Balance
				Note
				Revolving Credit Facility
				Revolving Loan Default Rate
				Revolving Loan Rate
				Term Loan
				Term Loan Default Rate
				Term Loan Rate

	1.3. Credit Facility. Section 2, Credit Facility, is amended in its entirety to read as follows:

		"SECTION 2.  CREDIT FACILITY

			Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to extend the Commitments to Borrowers as follows:

		2.1.    Loans.

			(A) Revolving Credit Loans. Lender agrees, for so long as no Default or Event of Default exists which has not been waived in writing by Lender, and subject to the provisions of Section 10 below, to make Revolving Credit Loans to Borrowers from time to time, as requested by Borrowers in the manner set forth in Section 3.2 hereof, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time.
Each Revolving Credit Loan shall, at the option of Borrowers, be made or continued as, or converted into, a Base Rate Advance or a LIBOR Rate Advance, upon the terms set forth herein.

			(B) Equipment Loans. Lender agrees, for so long as no Default or Event of Default exists which has not been waived by Lender in writing by Lender, and subject to the provisions of Section 10 below, to make Equipment Loans to Borrowers, as requested by Borrowers in the manner set forth in
Section 3.2 hereof, so long as the aggregate amount of all Equipment Loans outstanding and the requested Equipment Loan does not exceed the Equipment Loan Commitment. Each Equipment Loan shall be evidenced by an Equipment Note, with blanks suitably filled and dated the date of the Equipment Loan Borrowing Date.
Each Equipment Loan shall, at the option of Borrowers, be made or continued as, or converted into, a Base Rate Advance or a LIBOR
Rate Advance, upon the terms set forth herein.

			(C) Acquisition Loans. Lender agrees, for so long as no Default or Event of Default exists which has not been waived in writing by Lender, and subject to the provisions of
Section 10 below, to make Acquisition Loans to Borrowers, as requested by Borrowers in the manner set forth in Section 3.2 hereof, so long as the aggregate amount of all Acquisition Loans outstanding and the requested Acquisition Loan does not exceed the Acquisition Loan Commitment. Each Acquisition Loan shall be evidenced by an Acquisition Note, with blanks suitably filled and dated the date of the Acquisition Loan Borrowing Date. Each
Acquisition Loan shall, at the option of Borrowers, be made or continued as, or converted into, a Base Rate Advance or a LIBOR
Rate Advance, upon the terms set forth herein.



		2.2.    Letters of Credit; Letter of Credit Guaranties.

			(A) Issuance of Letters of Credit and Letter of Credit Guaranties. Lender agrees, for so long as no Default or Event of Default exists and subject to the provisions of Section
10 below, to issue its, or cause to be issued its Affiliate's, Letters of Credit and Letter of Credit Guaranties, as requested by Borrowers, provided that the Letter of Credit Amount at any time shall not exceed the sum of $500,000 and no Letter of Credit or Letter of Credit Guaranty may have an expiration date that is after the last day of the Original Term or the then applicable
Renewal Term.

			(B) Reimbursement Obligations. All indebtedness, liabilities or obligations whatsoever arising or incurred in connection with any Letters of Credit or Letter of Credit
Guaranties shall be incurred solely as an accommodation to Borrowers and for Borrowers' account. Each Borrower hereby unconditionally, jointly and severally agrees to reimburse Lender for the total amount of all sums paid by Lender on a Borrower's behalf under the terms of any Letter of Credit or Letter of Credit Guaranty, any drawing or demand under any Letter of Credit or Letter of Credit Guaranty or any additional or further liability which may accrue against Lender in connection with the same, immediately upon the date of payment by Lender. Any such sum paid by Lender in connection with any Letter of Credit or Letter of Credit Guaranty shall, if not reimbursed by Borrowers on the date paid by Lender, be treated for all purposes and shall have the same force and effect as if such amount had been loaned by Lender to Borrowers as a Revolving Credit Loan, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolving
Credit Loans.

			(C) Rights and Remedies. In the event that, coincident with or subsequent to the occurrence of a Default or an Event of Default, Lender becomes aware of the possibility of a draw, or enforcement of Lender's obligations, under a Letter of Credit or Letter of Credit Guaranty, Lender, at its option, may, but shall not be required to, pay Borrowers' obligations to the beneficiary or holder of such Letter of Credit or Letter of Credit Guaranty directly to such beneficiary or holder, and, in such event, the amount of any such payment made by Lender shall be treated for all purposes and shall have the same force and effect as if such amount had been loaned by Lender to Borrowers as a Revolving Credit Loan, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolving Credit Loans.
Additionally, in the event of Borrowers' failure to reimburse
Lender for the total amount of all sums paid by Lender on Borrowers' behalf under the terms of any Letter of Credit or Letter of Credit Guaranty, any drawing or demand under any Letter of Credit or Letter of Credit Guaranty or any additional or further liability which may accrue against Lender in connection therewith, Lender, in addition to its rights under the Code and under this Agreement, shall be fully subrogated to the rights and remedies of the issuer of the Letter of Credit under any agreement made with a Borrower relating to the issuance of such Letter of Credit, each such agreement being incorporated herein by reference, and Lender shall be entitled to exercise all such rights and remedies thereunder and under law in such regard as fully as if it were the issuer of the Letter of Credit. If any Letter of Credit is drawn upon to discharge any obligation of a Borrower to the beneficiary of such Letter of Credit, in whole or in part, Lender shall be fully subrogated to the rights of such beneficiary with respect to the obligations of such Borrower to such beneficiary discharged with the proceeds of such Letter of Credit.

			(D) Indemnification. Each Borrower hereby unconditionally, jointly and severally agrees to indemnify Lender and hold Lender harmless from any and all losses, claims or liabilities arising from any transactions or occurrences relating to Letters of Credit or Letter of Credit Guaranties issued, established, opened or accepted for a Borrower's account, and any drafts or acceptances thereunder, and all Letter of Credit
Obligations incurred in connection therewith.

			(E)     Termination.  In the event that this
Agreement is terminated for any reason by either party as herein provided, in addition to Lender's other rights under this Agreement, unless all outstanding Letters of Credit and Letter of Credit Guaranties are terminated or cancelled and Lender and its Affiliates released from all liability thereunder, Lender shall be entitled to pay and discharge all Letter of Credit Obligations with respect to all outstanding Letters of Credit and Letter of Credit Guaranties which are not terminated or cancelled, whether such Letter of Credit Obligations are obsolete or contingent, and all sums paid by Lender in connection therewith shall be deemed to have been loaned by Lender to Borrowers as a Revolving Credit Loan, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolving Credit Loans.

		2.3. Use of Proceeds of Loans. Borrowers shall use the proceeds of the Loans as follows:

			 (A)    Upon the effectiveness of the First
Consolidated Amendment to this Agreement, proceeds of a Revolving Credit Loan shall be used solely for the purposes of paying and satisfying in full Borrowers' $6,000,000 Term Note, dated
February 1, 1994, as amended by First Modification thereto dated March 31, 1995, previously issued by Borrowers to Lender under this Agreement. All Revolving Credit Loans made thereafter shall be used solely for Borrowers' general working capital needs in a manner consistent with the provisions of this Agreement and applicable law and for any other purposes not inconsistent with the provisions of this Agreement;

			(B) The proceeds of the First Equipment Loan made to Borrowers shall be used to pay and satisfy in full Borrowers'
$1,300,000 Term Note II, dated April 29, 1994, as amended by
First Modification thereto, dated March 31, 1995, previously issued by Borrowers to Lender under this Agreement, and the proceeds of each subsequent Equipment Loan made to Borrowers shall be used exclusively to finance up to one hundred percent
(100%) of the Equipment Purchase Price paid by a Borrower for Eligible Equipment.

			(C) The proceeds of each Acquisition Loan made to Borrowers shall be used exclusively to pay the cash portion of the purchase price for Property acquired in a Permitted
Acquisition.

		2.4. Loan Account. Lender shall enter all Loans as debits to the Loan Account and shall also record in the Loan
Account all payments made by Borrowers on Loans and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, all charges and expenses properly chargeable to Borrowers hereunder.

		2.5. Joint and Several Liabilities; All Loans to Constitute One Obligation. All Loans shall constitute one joint and several obligation of each Borrower, and shall be secured by Lender's Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time or times hereafter granted by any Borrower to Lender as security for the Obligations. Notwithstanding anything to the contrary contained herein, each Borrower shall be jointly and severally liable to Lender for all Obligations hereunder, regardless of whether such Obligations arise as a result of Loans or credit extensions to such Borrower, it being stipulated and agreed that Loans and credit extensions hereunder to any Borrower inure to the benefit of all Borrowers and that Lender is relying on the joint and several liability of Borrowers in making Loans and extending credit hereunder.

		2.6.    Cross-Guaranty; Waiver of Suretyship Defenses.

			(A) Each Borrower guarantees to Lender the payment in full of all of the Obligations of each other Borrower to Lender and further guarantees the due performance by each other Borrower of its respective duties and covenants made in favor of Lender hereunder and under the other Loan Documents.
Each Borrower agrees that neither this cross-corporate guaranty nor the joint and several liability of Borrowers provided in
Section 2.5 hereof nor Lender's Lien in any of the Collateral shall be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which the other parties hereto may hereafter agree (other than an agreement signed by Lender specifically modifying or releasing such liability), nor by any modification, release or other alteration of any of the rights of Lender with respect to any of the Collateral, nor by any delay, extension of time, renewal, compromise or other indulgence granted by Lender to another
Borrower with respect to any of the Obligations (other than an agreement signed by Lender specifically releasing such Collateral), nor by any other agreements or arrangements whatever with any other Borrower, each Borrower hereby waiving all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectively as if it had expressly agreed thereto in advance. The liability of each Borrower hereunder is direct and unconditional as to all of the Obligations, and may be enforced without requiring Lender first to resort to any other right, remedy or security.

			(B)     No Borrower shall have any right of
subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for any of the Obligations, and nothing shall discharge or satisfy the liability of any Borrower hereunder, until the termination of this Agreement and the full payment and performance of all of the Obligations. Any and all present and future debts and obligations of any Borrower to any other Borrower are hereby waived and postponed in favor of and subordinated to the full payment and performance of all present and future Obligations of Borrowers to Lender.

			(C) Notwithstanding the provisions of Section 2.6(B) above, for so long as no Default or Event of Default shall exist, each Borrower may pay to any other Borrower Accounts or Indebtedness validly owed to such other Borrower which arise in the ordinary course of such Borrower's business."

	1.4. Section 3, Interest, Fees, Term and Repayment, is amended in its entirety to read as follows:

	"SECTION 3.  INTEREST, FEES, TERM AND REPAYMENT

		3.1.    Interest.

			(A) Rate of Interest - Loans. Subject to the provisions of Section 3.1(E) of this Agreement, Borrowers agree to pay interest on the unpaid amount of the Loans outstanding from the respective dates such principal amounts are advanced until paid at a variable rate per annum equal to the applicable rate indicated below:

				(i)     For each Base Rate Advance, the Base
Rate in effect from time to time plus the Applicable Margin; or

				(ii)    For each LIBOR Rate Advance, the
relevant Adjusted LIBOR Rate for the then applicable Interest
Period selected by Borrowers in conformity with this Agreement plus the Applicable Margin.

			(B)     Computation of Interest.

				(i)     Interest shall be calculated on a daily
basis (computed on the actual number of days elapsed over a year of 360 days) on the principal balance of the Loans outstanding at any time or from time to time. The calculation of interest on the basis of a 360-day year, as opposed to a year of 365 days, results in a higher effective rate of interest hereunder. Upon determining the Adjusted LIBOR Rate for any Interest Period requested by Borrowers, Lender shall promptly notify Borrowers thereof by telephone or in writing. Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes. The applicable rates of interest with respect to all Base Rate Advances shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective.
				(ii)    Interest on each Loan shall accrue from
and including the date of such Loan to but excluding the date of any repayment thereof; provided, however, that if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Accrued interest on all Loans shall be paid upon the earliest of (1) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (2) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (3) the Expiration Date.

			(C) Interest Periods. In connection with the making or continuation of, or conversion into, a LIBOR Rate
Advance, Borrowers shall select an interest period (each an "Interest Period") to be applicable to such LIBOR Rate Advance, which interest period shall commence on the date such LIBOR Rate
Advance is made and shall end on a numerically corresponding day in the 1st, 2nd, 3rd or 6th month thereafter; provided, however, that:

				(i)   The initial Interest Period for a LIBOR
Rate Advance shall commence on the date of such borrowing
(including the date of any conversion from a Base Rate Advance);

				(ii)      If any Interest Period would
otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of LIBOR Rate
Advances (other than a LIBOR Rate Advance referred to in Section
3.2(C) hereof) would otherwise expire on a day which is not a Business Day but is a day of the month after which no further
Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

				(iii)   Any Interest Period which begins on
a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Business Day of such calendar month; and

				(iv)    No Interest Period shall extend
beyond the Expiration Date.

		(D) Interest Rate Not Ascertainable. If Lender shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBOR Rate for any Interest Period, by reason of any changes affecting the London interbank market or Lender's or Bank's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR
Rate, then, and in any such event, Lender shall forthwith give notice (by telephone confirmed in writing) to Borrowers of such determination. Until the circumstances giving rise to the suspension described herein no longer exist, the obligation of Lender to make LIBOR Rate Advances shall be suspended, and such affected Loans then outstanding shall, at the end of the then applicable Interest Period or at such earlier time as may be required by Applicable Law, bear the same interest as Base Rate
Advances.

		(E) Default Rate of Interest. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans shall bear interest at a rate per annum equal to two percent (2%) above the interest rate otherwise applicable thereto (the "Default Rate").

		(F) Maximum Interest. Regardless of any provision contained in this Agreement or any of the other Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or collected pursuant to the terms of this Agreement or any of the other Loan Documents and that are deemed interest under applicable law exceed the highest rate permissible under any applicable law. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Loan Documents, or the exercise by Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by Borrowers of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by applicable law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the Maximum Rate and in no event shall Borrowers be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel
Borrowers to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received in excess of the Maximum Rate ("Excess"), each Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrowers, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of any such acceleration. Borrowers recognize that, with fluctuations in the rates of interest set forth in Section 3.1 of this Agreement, and in the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to Lender hereunder or under any of the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, Borrowers covenant that (i) the credit or return of any Excess shall constitute the acceptance by Borrowers of such Excess, and (ii) Borrowers shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received from Borrowers in connection with any of the Loan
Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrowers and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into every Loan
Document (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this subsection.

		(G) Illegality. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful for Lender to make or maintain a LIBOR
Rate Advance or to give effect to its obligations as contemplated hereby with respect to a LIBOR Rate Advance or (ii) at any time Lender determines that the making or continuance of any LIBOR
Rate Advance has become impracticable as a result of a contingency occurring after the date hereof which adversely effects the London interbank market or the position of Lender or Bank in such market, then, by written notice to Borrowers, Lender may (1) declare that LIBOR Rate Advances will not thereafter be made by Lender, whereupon any request by Borrowers for a LIBOR
Rate Advance shall be deemed a request for a Base Rate Advance unless Lender's declaration shall be subsequently withdrawn; and
(2) require that all outstanding LIBOR Rate Advances made by Lender be converted to Base Rate Advances, in which event all such LIBOR Rate Advances shall be automatically converted to Base Rate Advances as of the date of Borrowers' receipt of the aforesaid notice from Lender.

		(H) Increased Costs. If, by reason of (i) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of Statutory Reserves or other reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

					(1)     Lender shall be subject to any tax,
duty or other charge with respect to any LIBOR Rate Advance or its obligation to make LIBOR Rate Advances, or shall change the basis of taxation of payment to Lender of the principal of or interest on its LIBOR Rate Advances or its obligation to make
LIBOR Rate Advances (except for changes in the rate of tax on the overall net income of Lender imposed by any taxing authority in the United States); or

					(2)     any reserve (including, without
limitation, any imposed by the Board of Governors of the Federal
Reserve System), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender shall be imposed or deemed applicable or any other condition affecting the LIBOR Rate Advances or the obligation of Lender to make LIBOR Rate Advances shall be imposed on Lender or the London interbank market;

	and as a result thereof there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining LIBOR Rate Advances (except to the extent already included in the determination of the applicable Adjusted LIBOR Rate for LIBOR Rate Advances), or there shall be a reduction in the amount received or receivable by Lender, then Borrowers shall from time to time, upon written notice from and demand by Lender, pay to Lender, within five (5) Business Days after the date specified in such notice and demand, an additional amount sufficient to indemnify Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrowers by Lender, shall, except for manifest error, be final, conclusive and binding for all purposes.

		If Lender shall advise Borrowers at any time that, because of the circumstances described in this Section 3.1(H) or any other circumstances affecting Lender or the London interbank market or Lender's or Bank's position in such market, the Adjusted LIBOR Rate, as determined by Lender, will not adequately and fairly reflect the cost to Lender of funding LIBOR Rate Advances, then, and in any such event:

				(1)     Lender shall forthwith give notice (by
telephone confirmed in writing) to Borrowers of such advice;

				(2)     Borrowers' right to request and Lender's
obligation to make LIBOR Rate Advances shall be immediately suspended and Borrowers' right to continue a LIBOR Rate Advance as such beyond the then applicable Interest Period shall also be suspended; and

				(3)     Lender shall make an Advance as part of
the requested borrowing of LIBOR Rate Advances as a Base Rate
Advance, which Base Rate Advance shall, for all purposes, be considered part of such borrowing.

		For purposes of this Section 3.1(H), all references to Lender shall be deemed to include any bank holding company or bank parent of Lender.

			(I) Capital Adequacy. If after the date hereof Lender determines that (a) the adoption of any applicable law, rule or regulation regarding capital requirements for banks or bank holding companies or the subsidiaries thereof, (b) any change in the interpretation or administration of any such law, rule or regulation by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) compliance by Lender or its holding company with any request or directive of any such governmental authority, central bank or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Lender's capital to a level below that which Lender could have achieved (taking into consideration Lender's and its holding company's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that Lender's capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change or compliance as a consequence of Lender's commitment to make the Loans pursuant hereto by any amount deemed by Lender, in its reasonable determination, to be material:

					(i)     Lender shall promptly, after
Lender's determination of such occurrence, give notice thereof to Borrowers; and

					(ii)    Borrowers shall pay to Lender, as
an additional fee from time to time, on demand, such amount as Lender certifies to be the amount that will compensate Lender for such reduction.

		A certificate of Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to Lender, and the method by which such amounts were determined. In determining such amount, Lender may use any reasonable averaging and attribution method. For purposes of this Section 3.1(I), all references to Lender shall be deemed to include any bank holding company or bank parent of Lender.

			(J) Funding Losses. Borrowers shall compensate Lender, upon Lender's written request (which request shall set forth the basis for requesting such amounts and which request shall, absent manifest error, be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by Lender to lenders of funds borrowed by Lender to make or carry its LIBOR Rate Advances to the extent not recovered by Lender in connection with the re-employment of such funds), which Lender may sustain: (i) if for any reason (other than by reason of any acts or failure to act by Lender) a borrowing of, or conversion to or continuation of, LIBOR Rate Advances does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/ Continuation (whether or not withdrawn), (ii) if any repayment (including any conversions pursuant to Section 3.2(C) hereof) of any LIBOR Rate Advances occurs on a date that is not the last day of an Interest Period applicable thereto, or (iii) if, for any reason, Borrowers default in their obligation to repay LIBOR Rate Advances when required by the terms of this Agreement. For purposes of this Section 3.1(J), all references to Lender shall be deemed to include any bank holding company or bank parent of Lender.

		3.2. Manner of Borrowing Loans and Disbursements. Borrowings of LIBOR Rate Advances and Base Rate Advances shall be made and funded as follows:

				(A)     Whenever Borrowers desire to borrow
pursuant to this Agreement (other than a borrowing resulting from a conversion or continuation pursuant to Section 3.2(C) below), Borrowers shall give Lender prior written notice (or telephonic notice promptly confirmed in writing) of such borrowing request
(a "Notice of Borrowing"). Such Notice of Borrowing shall be given by Borrowers no later than 12:00 noon Charlotte, North
Carolina time at the office of Lender designated by Lender from time to time (i) on the Business Day of the requested date of such borrowing in the case of all Base Rate Advances, and (ii) at least three (3) Business Days prior to the requested date of such borrowing in the case of LIBOR Rate Advances. Notices received after 12:00 noon shall be deemed received on the next Business
Day. Each Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the borrowing (which, in the case of (x) a LIBOR Rate Advance shall be at least $2,000,000 (or
$500,000 increments thereof), (y) an Acquisition Loan shall be at least $500,000, and (z) an Equipment Loan shall be at least
$50,000, (ii) the date of borrowing (which shall be a Business
Day), (iii) whether the borrowing is to consist of Base Rate
Advances or LIBOR Rate Advances and the amount of each such Advance, and (iv) in the case of LIBOR Rate Advances, the duration of the Interest Period to be applicable thereto.
Borrower may not request any LIBOR Rate Advances if a Default or Event of Default has occurred and is continuing.

			(B) Unless payment is otherwise timely made by Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, accrued interest, fees or other charges shall be deemed irrevocably to be a request by Borrowers for a Revolving
Credit Loan on the due date of, and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges, and the proceeds of each such Revolving Credit Loan may be disbursed by Lender by way of direct payment of the relevant
Obligation and shall bear interest as a Base Rate Advance.

			(C) Whenever Borrowers desire to convert all or a portion of an outstanding Base Rate Advance or LIBOR Rate Advance into one or more Advances of another type, or to continue outstanding a LIBOR Rate Advance for a new Interest Period, Borrowers shall give Lender written notice (or telephonic notice promptly confirmed in writing) at least one (1) Business Day before the conversion into a Base Rate Advance and at least thee
(3) Business days before the conversion into or continuation of a LIBOR Rate Advance. Such notice (a "Notice of
Conversion/Continuation") shall be given prior to 12:00 noon, Charlotte, North Carolina time on the date specified. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advance to be converted or continued, the date of such conversion or continuation, whether the Advance is being converted into or continued as a LIBOR Rate Advance (and, if so, the duration of the Interest Period to be applicable thereto) or a Base Rate
Advance. If, upon the expiration of any Interest Period in respect of any LIBOR Rate Advance, Borrowers shall have failed, or pursuant to the following sentence be unable, to deliver the Notice of Conversion/Continuation, Borrowers shall be deemed to have elected to convert such LIBOR Rate Advance to a Base Rate
Advance. So long as any Default or Event of Default shall have occurred and be continuing, no Advance may be converted into or continued as (upon expiration of the current Interest Period) a LIBOR Rate Advance. No conversion of any LIBOR Rate Advance shall be permitted except on the last day of the Interest Period in respect thereof.

			(D) As an accommodation to Borrowers, Lender may permit telephonic requests for borrowings and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrowers. Unless Borrowers specifically direct Lender in writing not to accept or act upon telephonic or electronic communications from Borrowers, Lender shall have no liability to Borrowers for any loss or damage suffered by Borrowers as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrowers and Lender shall have no duty to verify the origin of any such communication or the authority of the person sending it.

			(E) In no event shall the number of LIBOR Rate Advances outstanding to Borrowers at any time exceed six (6).

			(F) Borrowers hereby irrevocably authorize Lender to disburse the proceeds of each Revolving Credit Loan requested by Borrower, or deemed to be requested, pursuant to Section 3.2 as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 3.2(A) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, by wire transfer to such bank account as may be agreed upon by Borrowers and Lender from time to time or elsewhere if pursuant to a written direction from Borrowers; and
(ii) the proceeds of each Revolving Credit Loan requested under
Section 3.2(B) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

		3.3. Payments. Except where evidenced by notes or other instruments issued or made by Borrowers to Lender specifically containing payment provisions which are in conflict with this Section 3.3 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

			(A)     Repayment of Revolving Credit Loans.
Borrowers' obligation to pay the principal of, and interest on, the Revolving Credit Loans shall be evidenced by the records of Lender and all outstanding principal amounts and accrued interest with respect to the Revolving Credit Loans shall be due and payable as follows:

				(i)   Any portion of the Revolving Credit
Loans consisting of the principal amount of Base Rate Advances shall be paid by Borrowers to Lender immediately upon the earliest of (1) subject to the provisions of Section 5.4(B) hereof, the receipt by Lender or Borrowers of any proceeds of any of the Accounts or the Inventory, to the extent of such proceeds,
(2) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of such Revolving Credit Loans, or (3) the Expiration Date. Interest accrued on the principal amount of Base Rate Advances outstanding from time to time shall be calculated and paid as provided in
Section 3.1 hereof.

				(ii)   Any portion of the Revolving Credit
Loans consisting of the principal amount of LIBOR Rate Advances outstanding shall be paid by Borrowers to Lender, unless converted to a Base Rate Advance or continued as a LIBOR Rate
Advance in accordance with the terms of this Agreement, upon the earliest of (1) the last day of the Interest Period applicable thereto, (2) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Revolving Credit Loans, or (3) the Expiration Date. In no event shall Borrowers be authorized to pay any LIBOR Rate Advance prior to the last day of the Interest Period applicable thereto unless (1) otherwise agreed in writing by Lender, or (2)
Borrowers are otherwise expressly authorized or required by any other provision of this Agreement to pay any LIBOR Rate Advance outstanding on a date other than the last day of the Interest
Period applicable thereto. Interest accrued on the principal amount of each LIBOR Rate Advance shall be calculated and paid as provided in Section 3.1 hereof.

				(iii)   Notwithstanding anything to the
contrary contained elsewhere in this Agreement, if an Overadvance Condition shall exist, Borrowers shall, without the necessity of a demand, repay the outstanding Revolving Credit Loans bearing interest as Base Rate Advances in an amount sufficient to reduce the aggregate unpaid principal amount of all such Revolving
Credit Loans by an amount equal to such excess; and, if such payment of Base Rate Advances is not sufficient to cure the Overadvance Condition, then Borrowers, at their option, shall immediately either (1) deposit with Lender, for application to any outstanding Revolving Credit Loans bearing interest as LIBOR
Rate Advances as the same become due and payable at the end of the applicable Interest Periods, cash in an amount sufficient to cure such Overadvance Condition and any such cash shall be held by Lender, pending disbursement of same to Lender, in such interest bearing account or accounts as Lender may select, or (2) pay the Revolving Credit Loans that bear interest as LIBOR Rate Advances to the extent necessary to cure such Overadvance
Condition and also pay to Lender any and all amounts required by
Section 3.1(J) hereof to be paid by reason of the prepayment of a LIBOR Rate Advance prior to the last day of the Interest Period applicable thereto.

			(B) Repayment of Equipment Loans. Borrowers' obligation to pay the principal of, and interest on, each Equipment Loan shall be evidenced by an Equipment Note dated as of the Equipment Loan Borrowing Date for such Equipment Loan, except for the First Equipment Note which shall be dated as of the date of the First Consolidated Amendment to this Agreement.
Each Equipment Loan shall be payable in consecutive monthly installments of principal, commencing on the first day of the month following the making of such Equipment Loan, each in the amount of 1/60th of the amount of such Equipment Loan with a final maturity on the last day of the Original Term, except that the First Equipment Loan shall be payable in consecutive monthly installments of principal, commencing on the first day of the month following the date of the First Consolidated Amendment to this Agreement, each in the amount of $27,000 until such First
Equipment Loan is paid in full. Interest on each Equipment Loan shall be payable at the rate specified in Section 3.1 hereof on the first day of each month, commencing on the first day of the month following the making of such Equipment Loan.

			(C) Repayment of Acquisition Loans. Borrowers' obligation to pay the principal of, and interest on, each Acquisition Loan shall be evidenced by an Acquisition Note dated as of the Acquisition Loan Borrowing Date for such Acquisition
Loan. Each Acquisition Loan shall be payable in consecutive monthly installments of principal, commencing on the first day of the month following the making of such Acquisition Loan, each in the amount of 1/60th of the amount of such Acquisition Loan with a final maturity on the last day of the Original Term. Interest on each Acquisition Loan shall be payable at the rate specified in Section 3.1 hereof on the first day of each month, commencing on the first day of the month following the making of such Acquisition Loan.

			3.3.4 Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrowers as and when provided in this Agreement to Lender or to any other Person designated by Lender in writing.

			3.3.5 Other Obligations. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrowers to Lender as and when provided in this Agreement and the other Loan Documents.

		3.4     Fees.

			(A) Unused Line Fee. During the Original Term and each Renewal Term of this Agreement, Borrowers shall pay
Lender an unused line fee equal to the per annum rate of one-quarter of one percent (0.25%) multiplied by the difference between $9,000,000 and the average daily principal amount of the Revolving Credit Loans outstanding. Such unused line fee shall begin to accrue on the Closing Date, shall be calculated on the basis of a 360-day year for the actual number of days elapsed and shall be payable monthly in arrears on the first day of each month during the Original Term and each Renewal Term, or, if this Agreement is earlier terminated, any shorter period for which this Agreement shall be effective.

			(B) Letter of Credit Fees. As additional consideration for Lender's causing to be issued its Affiliate's Letters of Credit for a Borrower's account or for issuing its Letter of Credit Guaranties at a Borrower's request pursuant to
Section 2.2 hereof, Borrowers agree to pay for each Letter of Credit and Letter of Credit Guaranty the then prevailing fees and commissions of Bank and Lender for the issuance thereof. All such fees shall be deemed fully earned upon the issuance of each Letter of Credit or a Letter of Credit Guaranty, shall be due and payable in advance upon the issuance of each Letter of Credit or Letter of Credit Guaranty and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

		3.5 Term of Agreement. Subject to Lender's right to cease making Loans to Borrowers at any time upon the occurrence and during the continuance of a Default or an Event of Default, this Agreement shall be in effect until February 1, 2001
("Original Term"), and this Agreement shall automatically renew itself for one (1) year periods thereafter ("Renewal Terms"), unless terminated as provided in Section 3.6 hereof.

		3.6     Termination.

			(A) Upon at least one hundred twenty (120) days prior written notice to Lender, Borrowers may, at their option, terminate this Agreement; provided, however, no such termination shall be effective until Borrowers have paid all of the Obligations in immediately available funds and all Letters of Credit and Letter of Credit Guaranties have expired or have been cash collateralized to Lender's satisfaction. Any notice of termination given by Borrowers shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans or issue any Letters of Credit or Letter of Credit Guaranties on or after the termination date stated in such notice. Borrowers may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

			(B) Lender may terminate this Agreement at the end of the Original Term or any Renewal Term upon ninety (90) days prior written notice to Borrowers, or at any time without demand, notice or legal process of any kind, upon the occurrence of an Event of Default.

			(C) All of the Obligations, including, without limitation, the Loans, shall be forthwith due and payable upon any termination of this Agreement.  No termination (regardless of cause or procedure) of this Agreement or any of the other Loan
Documents shall in any way affect or impair the rights, powers or privileges of Lender or the obligations, duties or liabilities of
Borrowers in any way relating to (i) any transaction or event occurring prior to the effective date of such termination or (ii)
any of the undertakings, agreements, covenants, warranties or representations of Borrowers contained in this Agreement or any
of the other Loan Documents.   All such undertakings,
agreements, covenants, warranties and representations of Borrowers shall survive such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under this Agreement and the other Loan Documents notwithstanding such termination until all of the Obligations have been paid in full, in immediately available funds.

		3.7 Application of Payments and Collections. Borrowers irrevocably waive the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of any Borrower, and Borrowers do hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of collections of Accounts as authorized by Section 5.4 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrowers, but shall be available to Borrowers at any time or times for so long as no Default or Event of Default exists and has not been waived in writing by Lender.

		3.8. Statements of Account. Lender will account to Borrowers monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrowers unless Lender is notified by Borrowers in writing to the contrary within sixty (60) days after the date each account is mailed to Borrowers. Such notice shall only be deemed an objection to those items specifically objected to therein.

		3.9.    Prepayments on Loans.

			(A) Mandatory Prepayments. In the event any Borrower, with the prior written consent of Lender or as otherwise authorized by the terms of this Agreement, sells any of its Property other than its Inventory, such Borrower shall pay to Lender a sum equal to the net proceeds received by Borrower from such sale, except as otherwise set forth in Section 7.4 hereof.
All such proceeds received by any Borrower from the sale of Equipment or the Realty shall, in the case of a sale of Equipment be applied first, to the Equipment Loans, second, to the Acquisition Loans, and third, to such other Obligations as Lender, in its sole discretion, may determine, and, in the case of proceeds from the sale of the Realty, first, to the Acquisition Loans, second, to the Equipment Loans, and third, to such other Obligations as Lender, in its sole discretion, may determine. All such proceeds received by any Borrower from the sale of any other Property shall be applied to such Obligations as Lender, in its sole discretion, may determine.

			(B) Voluntary Prepayments. Subject to the provisions of Section 3.1(J), Borrowers shall have the right during the Original Term of this Agreement to prepay in whole at any time or in part from time to time the outstanding principal balances of the Equipment Loans and the Acquisition Loans.

			(C) Application of Prepayments. All prepayments, whether mandatory or voluntary, which are applied to the Equipment Loans or the Acquisition Loans shall be applied against the last maturing installments of principal as provided under the terms of the Notes evidencing such Loans."

	1.5 Collection of Accounts. Section 5.4 is amended by adding the following sentence at the end thereof:

		"If as a result of payments received in the Dominion Account for application on account of the Obligations, a credit balances exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrowers, but shall be available to Borrowers at any time or times for so long as no Default of Event of Default exists and has not been waived in writing by Lender."

	1.6 Mergers; Consolidations; Acquisitions. Section 9.2(A) is amended in its entirety to read as follows:

		"(A)	Mergers, Consolidations, Acquisitions.  Merge or
consolidate, or permit any Subsidiary to merge or consolidate, with any Person, except a consolidation or merger involving one
Borrower with another Borrower; nor acquire all or any substantial part of the Property of any Person other than a Borrower; provided, however, that the foregoing restrictions shall not apply to a Permitted Acquisition."

	1.7 Subordinated Debt. Section 9.2(I) is amended to provide that the restrictions set forth therein shall not prohibit Parent from issuing its capital stock on behalf of any Borrower or any Subsidiary as a prepayment repurchase, redemption or retirement of Subordinated Debt prior to maturity.

	1.8 Subsidiaries. Section 9.2(K) is amended in its entirety to read as follows:

		"(K)	Subsidiaries.  Hereafter create any Subsidiary
without Lender's prior written consent, which consent Lender shall not unreasonably withhold; or divest itself of any material assets by transferring them to any Subsidiary other than to a Borrower; provided, however, the foregoing restriction shall not apply to the creation of a Subsidiary in connection with the consummation of a Permitted Acquisition, provided that upon the closing of such Permitted Acquisition, such Subsidiary becomes a Borrower hereunder and each of the other conditions precedent set forth in Section 10.4 below are satisfied regardless of whether
Lender makes an Acquisition Loan in connection with such Permitted Acquisition."

	1.9 Business Locations. Section 9.2(M) is amended by deleting in line 5 thereof the phrase "as set forth on Exhibit B hereto" and by substituting in lieu thereof the phrase "as set forth on Exhibit B hereto as amended from time to time by each New Borrower Assumption Agreement".

	1.10 Capital Expenditures. Section 9.2(L) is amended in its entirety to read as follows:

		"(L)	Capital Expenditures.  Make Capital Expenditures
(including, without limitation, by way of capitalized leases) which, in the aggregate, as to all Borrowers and their Subsidiaries, exceed $4,000,000 during any fiscal year."

	1.11 Stock of Subsidiary, Etc. Section 9.2(V) is amended in its entirety to read as follows:

		"(V)	Stock of Subsidiary, Etc.  Sell or otherwise
dispose of any shares of capital stock of any Subsidiary, except in connection with the transaction permitted under Sections
9.2(A) and 9.2(O), or permit any Subsidiary to issue any additional shares of its capital stock except if issued to Parent or another Borrower and, if the shares of capital stock of such Subsidiary had been originally pledged to Lender under a New Borrower Pledge Agreement as required by Section 10.5(A)(x) hereof as part of the Permitted Acquisition involving such Subsidiary, delivered to Lender pursuant to such New Borrower
Pledge Agreement with duly executed blank stock powers to be held as additional security for the Obligations."

	1.12 Leases. Section 9.2(W) is amended in its entirety to read as follows:

		"(W)	Leases.  Become a lessee under any operating lease
(other than the lease under which such Borrower is lessor) of Property if the aggregate Rentals payable during any current or future period of twelve (12) consecutive months under the lease in question and all other operating leases under which Borrowers are lessees would exceed $2,250,000. The term "Rentals" means, as of the date of determination, all payments the lessee is required to make by the terms of any lease."

	1.13    Minimum Consolidated Adjusted Tangible Net Worth.
Section 9.3(A) is amended in its entirety to read as follows:

		"(A)	Minimum Consolidated Adjusted Tangible Net Worth.
Maintain a Consolidated Adjusted Tangible Net Worth of not less than the amount shown below at all times during the period corresponding thereto:

							Consolidated Adjusted
			Period                    Tangible Net Worth

First fiscal quarter of fiscal year                     $21,500,000
	ending December 31, 1996

Second fiscal quarter of fiscal year            $22,700,000
	ending December 31, 1996

Third fiscal quarter of fiscal year                     $24,200,000
	ending December 31, 1996

Fourth fiscal quarter of fiscal year                    $24,700,000
	ending December 31, 1996

First fiscal quarter of fiscal year                     $24,950,000
	ending December 31, 1997

Second fiscal quarter of fiscal year            $26,500,000
	ending December 31, 1997

Third fiscal quarter of fiscal year                     $28,300,000
	ending December 31, 1997

Fourth fiscal quarter of fiscal year                    $28,750,000
	ending December 31, 1997

First fiscal quarter of fiscal year                     $29,000,000
	ending December 31, 1998

							Consolidated Adjusted
			Period                            Tangible Net Worth

Second fiscal quarter of fiscal year            $30,500,000
	ending December 31, 1998

Third fiscal quarter of fiscal year                     $32,350,000
	ending December 31, 1998

Fourth fiscal quarter of fiscal year                    $32,750,000
	ending December 31, 1998 and at all
	times thereafter"

	1.14 Profitability. Section 9.3(B) is amended in its entirety to read as follows:

		"(B)	Profitability.  Achieve a Consolidated Adjusted
Earnings From Operations of not less than the amount shown below for the period corresponding thereto:

					Consolidated Adjusted
	       Period                   Earnings From Operations

First fiscal quarter of fiscal year             ($1,000,000)
	ending December 31, 1996

First and second fiscal quarters of              $1,275,000
fiscal year ending December 31, 1996
First, second and third fiscal quarters          $3,425,000
	of fiscal year ending December 31, 1996

Fiscal year ending December 31, 1996             $4,025,000

First fiscal quarter of fiscal year ending       $  350,000
	December 31, 1997 and first quarter of
	each fiscal year thereafter

First and second fiscal quarters of fiscal       $2,250,000
	year ending December 31, 1997 and the
	first and second fiscal quarters of each fiscal year thereafter

					Consolidated Adjusted
	       Period                   Earnings From Operations

First, second and third fiscal quarters of        $4,500,000
	fiscal year ending December 31, 1997 and the first, second and third fiscal quarters of each fiscal year thereafter

Fiscal year ending December 31, 1997 and          $5,000,000
	each fiscal year thereafter

	1.15 Consolidated Debt Service Coverage Ratio. Section 9.2(C) is amended in its entirety to read as follows:

		"(C)	Consolidated Debt Service Coverage Ratio.
Maintain a Consolidated Debt Service Coverage Ratio of not less than the ratio shown below for the period corresponding thereto:

					   Consolidated Debt
	     Period                        Service Coverage Ratio

	First fiscal quarter of fiscal year ending              .75 to 1.0
		December 31, 1997 and first fiscal
		quarter of each fiscal year thereafter

	First and second fiscal quarters of fiscal              1.25 to
1.0
		year ending December 31, 1996 and the
		first and second fiscal quarters of each fiscal year thereafter

	First, second and third fiscal quarters of              1.7 to 1.0
		fiscal year ending December 31, 1996 and the first, second and third fiscal quarters of each fiscal year thereafter

		Fiscal year ending December 31, 1996 and        1.6 to 1.0
		each fiscal year thereafter

	1.16    Debt/EBITDA.  A new Section 9.3(E) is added as follows:

		"(E)	Debt/EBITDA.  Maintain for each period of four (4)
consecutive fiscal quarters, commencing with the fiscal quarter ending September 30, 1996, a ratio of (a) Indebtedness for Money
Borrowed of Parent and its Subsidiaries at the end of such period calculated on a Consolidated basis to (b) the sum of (i) EBITDA for such period less (ii) the greater of the amount of Capital
Expenditures made by Parent and its Subsidiaries during such period or $1,500,000, of not greater than the ratio shown below for the period corresponding thereto:

			    Four (4) Consecutive
	Fiscal Quarters Ending With                     Debt/EBITDA Ratio

Third fiscal quarter of fiscal year ending                      3.5 to 1.0
	December 31, 1996

Fourth fiscal quarter of fiscal year ending             3.5 to 1.0
	December 31, 1996

First fiscal quarter of fiscal year ending                      3.45 to
1.0
	December 31, 1997

Second fiscal quarter of fiscal year ending             3.2 to 1.0
	December 31, 1997

Third fiscal quarter of fiscal year ending                      3.0 to 1.0
		December 31, 1997

Fourth fiscal quarter of fiscal year ending             3.0 to 1.0
	December 31, 1997

First fiscal quarter of fiscal year ending                      2.9 to 1.0
	December 31, 1998 and each fiscal year
	thereafter

Second fiscal quarter of fiscal year ending             2.75 to 1.0
	December 31, 1998 and each fiscal year
	thereafter

Third fiscal quarter of fiscal year ending                      2.5 to 1.0
	December 31, 1998 and each fiscal year
	thereafter

Fourth fiscal quarter of fiscal year ending             2.5 to 1.0
	December 31, 1998 and each fiscal year
	thereafter

	1.17 Conditions Precedent to All Loans. The first nine lines of Section 10.2 immediately preceding Section 10.2(A) are amended in their entirety to read as follows:

		"Notwithstanding any of the provisions of this Agreement or the other Loan Documents, and without affecting in any manner the rights of Lender under the other Sections of this Agreement, it is understood and agreed that Lender will have no obligation to make any Loan (including the initial Loan) or issue any Letter of Credit or Letter of Credit Guaranty unless and until, in addition to the conditions set forth in Sections 10.1, 10.2, 10.4 and 10.5 hereof, each of the following conditions has been and continues to be satisfied, all in form and substance satisfactory to Lender and its counsel:"

	1.18 Waiver of Conditions Precedent. Section 10.3 is amended by deleting in the third line thereof the references to "Sections 10.1 and 10.2 hereof" and by substituting in lieu thereof references to "Sections 10.1, 10.2, 10.4 and 10.5 hereof".

	1.19    Conditions Precedent to Equipment Loans.  An additional
Section 10.4 is added as follows:

		"10.4	Conditions Precedent to Equipment Loans.
Notwithstanding any of the provisions of this Agreement or the other Loan Documents, and without affecting in any manner the rights of Lender under the other Sections of this Agreement, it is understood and agreed that Lender will have no obligation to make any Equipment Loan on any Equipment Loan Borrowing Date, unless and until, in addition to the conditions set forth in Sections 10.1 and 10.2 hereof, each of the following conditions has been and continues to be satisfied:

			(a) Documentation. Lender shall have received the following documents, each to be in form and substance satisfactory to Lender and its counsel:

				  (i)   An Equipment Note executed by
Borrowers;

				 (ii)   A copy of all purchase orders
issued by Borrowers pertaining, in whole or in part, to the Eligible Equipment financed by the proceeds of the requested
Equipment Loan, together with a copy of the invoice from the vendor(s) thereof indicating that the amount set forth on such invoice is the full amount owing to such vendor(s) with respect to such Eligible Equipment;

				(iii)   A certificate signed by an officer
of Borrowers, dated as of the Equipment Loan Borrowing Date, stating that (a) the representations and warranties set forth in
Section 8 hereof are true and correct in all material respects on and as of such date except for any changes in the nature of any Borrower's business or operations which have occurred in the ordinary course of business that would render the information contained in any exhibit attached to this Agreement either inaccurate or incomplete in any material respect so long as (1)
Lender has consented to such changes, (2) such changes are not expressly prohibited by this Agreement, or (3) with respect to matters Borrowers are required to notify Lender of pursuant to Sections 4.9(E) or 9.1(K) of this Agreement, Borrowers have given notice as required by such sections, (b) Borrowers are on such date in compliance in all material respects with all the terms and provisions set forth in this Agreement and the other Loan
Documents and (c) on such date, no Default or Event of Default has occurred and is continuing; and

				(iv)    Such other documents, certificates,
opinions or assurances as Lender or its counsel may reasonably request in connection with the making of such Equipment Loan or to evidence or confirm compliance by Borrowers with the conditions of this Agreement.

		(b) Title to Eligible Equipment. A Borrower shall have or acquire upon the payment of the Equipment Purchase Price, good, indefeasible and merchantable title to the Eligible
Equipment being acquired with the proceeds of such Equipment
Loan, free and clear of all Liens, except those held by Lender and Permitted Liens other than a Purchase Money Lien, and the Liens of Lender therein shall be and remain a first Lien therein as security for all Obligations of Borrowers to Lender.

		(c) Location of Eligible Equipment. Upon the disbursement of the requested Equipment Loan, the Eligible
Equipment being acquired with the proceeds of such Equipment Loan shall be located at one of the permitted locations of Collateral as set forth in Exhibit B attached hereto.

		(d) Appraisal. Lender's internal appraisal department shall have appraised the Eligible Equipment to be acquired with the requested Equipment Loan and such appraisal shall reflect a value acceptable to Lender.

		(e) Amount of Equipment Loan. The amount of the requested Equipment Loan shall not exceed one hundred percent
(100%) of the Equipment Purchase Price of the Eligible Equipment being financed with the proceeds of such Equipment Loan.

	1.20 Conditions Precedent to Acquisition Loans. An additional Section 10.5 is added as follows:

		"10.5	Conditions Precedent to Acquisition Loans.
Notwithstanding any of the provisions of this Agreement or the other Loan Documents, and without affecting in any manner the rights of Lender under the other Sections of this Agreement, it is understood and agreed that Lender will have no obligation to make any Acquisition Loan on any Acquisition Loan Borrowing Date, unless and until, in addition to the conditions set forth in Sections 10.1 and 10.2 hereof, each of the following conditions has been and continues to be satisfied:

			(A) Documentation. Lender shall have received the following documents, each to be in form and substance satisfactory to Lender and its counsel:

			(i) An Acquisition Note executed by the existing Borrowers and the New Borrower;

			(ii)   A copy of the agreement by which the
Permitted Acquisition that is being financed by such Acquisition
Loan is being consummated;

			(iii) A Certificate signed by an officer of Borrowers, dated as of the Acquisition Loan Borrowing Date, stating that (a) the representations and warranties set forth in
Section 8 hereof are true and correct in all material respects on and as of such date except for any changes in the nature of any Borrower's business or operations which have occurred in the ordinary course of business that would render the information contained in any exhibit attached to the Loan Agreement either inaccurate or incomplete in any material respect so long as (1) Lender has consented to such changes, (2) such changes are not expressly prohibited by this Agreement, or (3) with respect to matters Borrowers are required to notify Lender of pursuant to Sections 4.9(E) or 9.1(K) of this Agreement, Borrowers have given notice as required by such sections, (b) Borrowers are on such date in compliance in all material respects with the terms and provisions set forth in this Agreement and the other Loan
Documents and (c) on such date, no Default or Event of Default has occurred and is continuing;

			(iv)    Evidence of insurance (including all
endorsements thereto) required to be maintained by the New
Borrower pursuant to Section 4.7 of this Agreement;

			(v)     Copies of all filing receipts or
acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral of such New Borrower and evidence in a form acceptable to Lender that such Liens constitute valid and perfected first priority Liens, subject only to those permitted Liens which are expressly stated to have priority over the Liens of Lender;

			(vi) Copies of the Articles of Incorporation of such New Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporations;

			(vii) Good standing certificates for such New Borrower issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation of such New
Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of such New Borrower's business activities or the ownership of its Property necessitates qualification;

			(viii) The favorable, written opinion of counsel to such New Borrower as to its good standing, authority to enter into and become a party to this Agreement and the other Loan
Documents and to grant the Liens in all of its Collateral as security for the Obligations, and such other matters with respect thereto as Lender or its counsel may reasonably require;

			(ix) The New Borrower Assumption Agreement duly executed by such New Borrower and each of the other Borrowers;

			(x) The New Borrower Pledge Agreement, duly executed by the Borrower that is the owner of all of the issued and outstanding Voting Stock of such New Borrower, together with delivery to Lender of all of the stock certificates for the shares of stock of the New Borrower pledged thereunder and stock powers executed in blank; and

			(xi) Such other documents, certificates, opinions or assurances as Lender or its counsel may reasonably request in connection with the making of such Acquisition Loan or to evidence or confirm compliance by Borrowers with the conditions of this Agreement.

		(B) Availability. At the close of business on the date immediately preceding the Acquisition Loan Borrowing Date, Borrowers shall have Availability of not less than $1,000,000.

		(C) Liens. Lender shall be satisfied that upon the consummation of the Permitted Acquisition, the New Borrower
Assumption Agreement will create, as security for the Obligations, a valid and enforceable perfected first priority
Lien upon all of the Collateral of the New Borrower in favor of Lender, subject to no other Lien other than Permitted Liens.

		(D) Permitted Acquisition. Prior to or simultaneously with the making of the Acquisition Loan, the Permitted
Acquisition shall be consummated."

	1.21 Exhibits. The exhibits to the Loan Agreement are amended as follows:

		(a) Exhibit A is deleted and in lieu thereof is substituted Exhibits A-1 and A-2 attached to this Amendment;

		(b) Exhibits B, C, D, E, F, K, L, N, O, S and T are each amended to include the information with respect to a New
Borrower set forth on a New Borrower Assumption Agreement upon the execution and delivery thereof by the parties thereto;

		(c) Exhibit U (New Borrower Assumption Agreement) attached hereto is made Exhibit U to the Loan Agreement; and

		(d) Exhibit V (New Borrower Pledge Agreement) attached hereto is made Exhibit V to the Loan Agreement.

	ARTICLE II

	REPRESENTATIONS AND WARRANTIES

	Each Borrower hereby represents and warrants to the Lender that:

	2.1. Compliance with the Loan Agreement and Other Loan Documents. As of the execution of this Amendment, each Borrower is in compliance with all of the terms and provisions set forth in the Loan Agreement and in the other Loan Documents to be observed or performed by such Borrower, except where the failure of the Borrower to comply has been waived in writing by the Lender.

	2.2. Representations in Loan Agreement and other Loan Documents. The representations and warranties of each Borrower set forth in the Loan Agreement and the other Loan Documents are true and correct in all material respects except for any changes in the nature of any Borrower's business or operations which have occurred in the ordinary course of business that would render the information contained in any exhibit attached to the Loan Agreement either inaccurate or incomplete in any material respect, so long as (a) Lender has consented to such changes, (b) such changes are not expressly prohibited by the Loan Agreement, or (c) with respect to matters Borrowers are required to notify Lender of pursuant to Sections 4.9(E) or 9.1(A), Borrowers have given notice as required by such sections.

	2.3. No Event of Default. No Default or Event of Default exists.

ARTICLE III

MODIFICATION OF LOAN DOCUMENTS

	3.1. Loan Documents. The Loan Agreement and each of the other Loan Documents are amended to provide that any reference to the Loan Agreement in the Loan Agreement or any of the other Loan Documents shall mean the Loan Agreement as amended by this Amendment, and as it is further amended, restated, supplemented or modified from time to time.

	3.2 Conditions Precedent. This Amendment shall become effective and be deemed effective as of the date hereof upon the satisfaction or waiver by the Lender of the following conditions precedent:

		(a) Receipt by Lender of this Amendment, duly executed by Borrowers;

		(b) Receipt by Lender of a Third Amendment to the Deed of Trust, duly executed by CBCC, in form and substance satisfactory to Lender and its counsel, duly recorded, with all fees and taxes, if any, thereon paid;

		(c) Receipt by Lender of an endorsement to the mortgagee policy of title insurance number MM 1441705 issued by Old Republic National Title Insurance Company, updating the effective date of such policy to the recordation date of the Third Amendment to the Deed of Trust, with all premiums thereon paid, and insuring that such Deed of Trust, as amended, continues to constitute a valid, enforceable first priority Lien upon the Realty encumbered thereby, free and clear of all title defects and encumbrances whatsoever other than the Permitted Liens applicable thereto;

		(d) Receipt by Lender of a favorable, written opinion of counsel to Borrowers, in form and substance satisfactory to Lender and its counsel;

		(e) Certificate of the secretary or an assistant secretary of each Borrower certifying (i) that attached thereto is true and complete copy of the resolutions adopted by the Board of Directors of such Borrower, authorizing the execution, delivery and performance of this Amendment and the other documents contemplated hereby, and (ii) as to the incumbency and genuineness of the signature of each officer of such Borrower executing this Amendment or any of the other documents executed in connection herewith; and

		(f) Receipt by Lender of such other documents, instruments and agreements as Lender and its counsel may reasonably request.

ARTICLE IV

GENERAL
	4.1. Full Force and Effect. As expressly amended hereby, the Loan Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Loan
Agreement, "hereinafter", "hereto", "hereof" or words of similar import, shall, unless the context otherwise requires, mean the Loan Agreement as amended by this Amendment.

	4.2 Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

	4.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.

	4.4 Expenses. Borrowers shall reimburse the Lender for all reasonable fees and expenses (legal or otherwise) incurred by the Lender in connection with the preparation, negotiation, execution and delivery of this Amendment and all other agreements and documents or contemplated hereby.

	4.5. Headings. The headings in this Amendment are for the purpose of reference only and shall not affect the construction of this Amendment.

	4.6 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER AND THE LENDER EACH WAIVES THE
RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR
COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS
AMENDMENT, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE
TRANSACTIONS RELATED HERETO OR THERETO.

	IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered on the date first above written.

						BORROWERS:

ATTEST:                                 COMDIAL CORPORATION

_/s/ Linda P. Falconer_ By: __/s/ Wayne R. Wilver__________
Linda P. Falconer,
 Assistant Secretary                    Wayne R. Wilver,
						Senior Vice President
   [CORPORATE SEAL]
	[Signatures continued on next page]

ATTEST:                                 AMERICAN TELECOMMUNICATIONS
						  CORPORATION

_/s/ Linda P. Falconer__________        By: __/s/ Wayne R.
Wilver_
Linda P. Falconer, Assistant Secretary  Wayne R. Wilver,
						Senior Vice President
   [CORPORATE SEAL]


ATTEST:                                 AMERICAN PHONE CENTERS, INC.

_/s/ Linda P. Falconer_____             By: __/s/ Wayne R. Wilver
Linda P. Falconer, Assistant Secretary  Wayne R. Wilver,
							   Senior Vice President
   [CORPORATE SEAL]

ATTEST:                                 COMDIAL ENTERPRISE SYSTEMS, INC.

_/s/ Linda P. Falconer____________      By: __/s/ Wayne R. Wilver
Linda P. Falconer, Assistant Secretary  Wayne R. Wilver,
							   Senior Vice President
   [CORPORATE SEAL]


ATTEST:                                 COMDIAL TELECOMMUNICATIONS
						  INTERNATIONAL, INC.

_/s/ Linda P. Falconer____________      By: __/s/ Wayne R. Wilver
Linda P. Falconer, Assistant Secretary  Wayne R. Wilver,
							    Senior Vice President
   [CORPORATE SEAL]

ATTEST:                                 SCOTT TECHNOLOGIES CORPORATION

_/s/ Linda P. Falconer____________      By: __/s/ Wayne R. Wilver
Linda P. Falconer, Assistant Secretary  Wayne R. Wilver,
							   Senior Vice President
   [CORPORATE SEAL]
	(Signatures continued on next page)

ATTEST:                                 COMDIAL CUSTOM MANUFACTURING, INC.

_/s/ Linda P. Falconer____________      By: __/s/ Wayne R. Wilver
Linda P. Falconer, Assistant Secretary  Wayne R. Wilver,
							   Senior Vice President
   [CORPORATE SEAL]

ATTEST:                                 COMDIAL VIDEO TELEPHONY, INC.

_/s/ Linda P. Falconer____________      By: __/s/ Wayne R. Wilver
Linda P. Falconer, Assistant Secretary    Wayne R. Wilver,
							    Senior Vice President
   [CORPORATE SEAL]

ATTEST:                                 COMDIAL TECHNOLOGY CORPORATION

_/s/ Linda P. Falconer____________      By: __/s/ Wayne R. Wilver
Linda P. Falconer, Assistant Secretary  Wayne R. Wilver,
							   Senior Vice President
   [CORPORATE SEAL]

ATTEST:                                 COMDIAL TELECOMMUNICATIONS, INC.

_/s/ Linda P. Falconer____________      By: __/s/ Wayne R. Wilver_
Linda P. Falconer, Assistant Secretary  Wayne R. Wilver,
							    Senior Vice President
   [CORPORATE SEAL]


ATTEST:                                 COMDIAL BUSINESS COMMUNICATIONS
						  CORPORATION

_/s/ Linda P. Falconer____________      By: __/s/ Wayne R. Wilver
Linda P. Falconer, Assistant Secretary  Wayne R. Wilver,
							   Senior Vice President
   [CORPORATE SEAL]
	(Signatures continued on next page)

ATTEST:                                 COMDIAL CONSUMER COMMUNICATIONS
						  CORPORATION

_/s/ Linda P. Falconer____________      By: __/s/ Wayne R. Wilver
Linda P. Falconer, Assistant Secretary  Wayne R. Wilver,
							   Senior Vice President
   [CORPORATE SEAL]
						LENDER:

						FLEET CAPITAL CORPORATION


						By:   /s/ Jimmy G. Ramsey_____
						Title:_Vice President____

??


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